                                                                  EXHIBIT 2.1.5

                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT (the "First Amendment") to the Agreement and Plan of Merger dated as of December 9, 1996 (the "Merger Agreement"), by and among Benchmark Communications Radio Limited Partnership, a Maryland limited partnership, Benchmark Acquisition, Inc., a Delaware corporation, Benchmark Radio Acquisition Fund I Limited Partnership, a Maryland limited partnership, Benchmark Radio Acquisition Fund IV Limited Partnership, a Maryland limited partnership, Benchmark Radio Acquisition Fund VII Limited Partnership, a Maryland limited partnership, Benchmark Radio Acquisition Fund VIII Limited Partnership, a Maryland limited partnership, BCR Holding, Inc., a Delaware corporation, Capstar Broadcasting Partners, Inc., a Delaware corporation ("Capstar"), Joseph L. Mathias and Bruce R. Spector in their capacities as Partner Representatives and as General Partners, Grand Slam Radio Limited Partnership, a Maryland limited partnership and Home Run Radio Limited Partnership, a Maryland limited partnership, as amended by that certain Side Letter dated January 9, 1997, by and between Benchmark Communications Radio Limited Partnership and Benchmark Acquisition, Inc. and that certain Side Letter dated January 31, 1997, by and among the parties to the Merger Agreement, Benchmark Radio Acquisition Fund IX Limited Partnership, Benchmark Radio Acquisition Fund X Limited Partnership, and Benchmark Radio Acquisition Fund XI Limited Partnership, is entered into effective July 1, 1997, by and among the parties to the Merger Agreement and Capstar Broadcasting Corporation, a Delaware corporation ("CBC").

                                   RECITALS:

                 WHEREAS, the parties to the Merger Agreement wish to amend the Merger Agreement and grant certain waivers and consents, as set forth herein;

                 WHEREAS, the stockholders of Capstar have effected an exchange pursuant to which the outstanding capital stock of Capstar has been exchanged for all of the outstanding capital stock of CBC;

                 WHEREAS, pursuant to such exchange, Capstar has become a wholly owned subsidiary of CBC;

                 WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement as provided herein pursuant to Section 10.3 of the Merger Agreement;

                 WHEREAS, the parties to the Merger Agreement desire to
replace the reference to Capstar in Sections 5.6 and 9.2(b) of the Merger Agreement so that such reference shall be deemed to refer to CBC for all purposes;
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                 WHEREAS, the parties to the Merger Agreement have agreed that prior to the Closing Date each of Spector and Mathias shall have the right, at his individual option, to sell his Class B Limited Partnership interests in Benchmark to Radioco IV, Inc., a Maryland corporation, in exchange for cash and a promissory note, which note will be payable in full at Closing;

                 WHEREAS, the parties to the Merger Agreement have agreed that upon the sale and assignment by Spector and Mathias of their Class B Limited Partnership interests in Benchmark to Radioco IV, Inc., Radioco IV, Inc. shall guarantee the liabilities and obligations of each of Spector and Mathias under the Merger Agreement, provided, that such guarantee shall, in the aggregate, not exceed the Merger Consideration received and held by Radioco IV, Inc. pursuant to the Merger Agreement, provided further, that such guarantee by Radioco IV, Inc. shall be diminished by the amount of Merger Consideration disbursed to Spector or Mathias pursuant to the promissory note executed by Radioco IV, Inc. in favor of Spector and Mathias, as payment for the Class B Limited Partnership interests in Benchmark; and

                 WHEREAS, capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

                                  AGREEMENTS:

                 NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereto covenant and agree as follows:

                 1. The reference to Capstar in Section 9.2(b) of the Merger Agreement shall hereby be deemed, as of and after the date hereof, to refer to CBC for all purposes.

                 2. CBC hereby assumes and agrees to perform and discharge all of Capstar's duties and obligations under Sections 5.6 and 9.2(b) of the Merger Agreement that are to be performed after the date hereof.

                 3. Mergeco, Parent, Capstar and CBC hereby consent to the sale and assignment by Spector and Mathias, at their individual option, of their Class B Limited Partnership interests in Benchmark to Radioco IV, Inc., subject to the condition that Radioco IV, Inc. shall guarantee the liabilities and obligations of each of Spector and Mathias under the Merger Agreement, provided, that such guarantee, in the aggregate, need not exceed the Merger Consideration received and held by Radioco IV, Inc. pursuant to the Merger Agreement, provided further, that such guarantee by Radioco IV, Inc. may be diminished by the amount of Merger Consideration disbursed to Spector or Mathias pursuant to the promissory note executed by Radioco IV, Inc. in favor of Spector and Mathias, as payment for the Class B Limited Partnership interests in Benchmark.

                 4. Except as herein specifically amended or supplemented, the Merger Agreement shall continue in full force and effect in accordance with its terms.
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                 5.       This First Amendment may be executed and delivered
(including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
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                 IN WITNESS WHEREOF, the parties have caused this First
Amendment to be duly executed, all as of the date first written above.

                                           CAPSTAR BROADCASTING CORPORATION


                                           /s/ WILLIAM S. BANOWSKY, JR.
                                           ------------------------------------
                                           By:  William S. Banowsky, Jr.
                                           Its: Executive Vice President


                                           BENCHMARK ACQUISITION, INC.


                                           /s/ WILLIAM S. BANOWSKY, JR.
                                           ------------------------------------
                                           By:  William S. Banowsky, Jr.
                                           Its: Executive Vice President


                                           BENCHMARK COMMUNICATIONS RADIO
                                           LIMITED PARTNERSHIP

                                           /s/ BRUCE R. SPECTOR
                                           ------------------------------------
                                           By:  Bruce R. Spector
                                           Its: General Partner


                                           BCR HOLDING, INC.

                                           /s/ WILLIAM S. BANOWSKY, JR.
                                           ------------------------------------
                                           By:   William S. Banowsky, Jr.
                                           Its:  Executive Vice President


                                           CAPSTAR BROADCASTING PARTNERS, INC.

                                           /s/ WILLIAM S. BANOWSKY, JR.
                                           ------------------------------------
                                           By:   William S. Banowsky, Jr.
                                           Its:  Executive Vice President
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                                           BENCHMARK RADIO ACQUISITION FUND I
                                           LIMITED PARTNERSHIP

                                           By:  BENCHMARK COMMUNICATIONS RADIO
                                                LIMITED PARTNERSHIP

                                                /s/ BRUCE R. SPECTOR
                                                -------------------------------
                                                By:  Bruce R. Spector
                                                Its: General Partner


                                           BENCHMARK RADIO ACQUISITION FUND IV
                                           LIMITED PARTNERSHIP

                                           By:  BENCHMARK COMMUNICATIONS RADIO
                                                LIMITED PARTNERSHIP

                                                /s/ BRUCE R. SPECTOR
                                                -------------------------------
                                                By:  Bruce R. Spector
                                                Its: General Partner


                                           BENCHMARK RADIO ACQUISITION FUND VII
                                           LIMITED PARTNERSHIP

                                           By:  BENCHMARK COMMUNICATIONS RADIO
                                                LIMITED PARTNERSHIP

                                                /s/ BRUCE R. SPECTOR
                                                -------------------------------
                                                By:  Bruce R. Spector
                                                Its: General Partner


                                           BENCHMARK RADIO ACQUISITION FUND VIII
                                           LIMITED PARTNERSHIP

                                           By:  BENCHMARK COMMUNICATIONS RADIO
                                                LIMITED PARTNERSHIP

                                                /s/ BRUCE R. SPECTOR
                                                -------------------------------
                                                By:  Bruce R. Spector
                                                Its: General Partner


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                                           /s/ BRUCE R. SPECTOR
                                           -------------------------------------
                                           Bruce R. Spector


                                           /s/ JOSEPH L. MATHIAS IV
                                           -------------------------------------
                                           Joseph L. Mathias IV


                                           HOME RUN RADIO LIMITED PARTNERSHIP


                                           By:  HR Radio Corporation
                                           Its: General Partner

                                           /s/ BRUCE R. SPECTOR
                                           -------------------------------------
                                           By:  Bruce R. Spector
                                           Its: President


                                           GRAND SLAM RADIO LIMITED PARTNERSHIP


                                           /s/ MICHAEL MATHIAS
                                           -------------------------------------
                                           By:  Michael Mathias
                                           Its: General Partner